UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2023

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 N 1st Avenue
Ste. 200
Minneapolis, MN 55401
(Address of principal executive offices, including zip code)

+1 (651) 504 5294
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2023 special meeting of stockholders (the “Special Meeting”) of Sezzle Inc. (the “Company”) was held on April 23, 2023 (US time). The sole item considered at the Special Meeting was authorization of a reverse stock split in a range not less than one-for-five (1:5) and not more than one-for-fifty (1:50), the final ratio to be determined by the Board of Directors, and is described more fully in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 30, 2023 (US time). The final voting results for the item submitted to a vote of the shareholders is set forth below.

Item - Approval of Reverse Stock Split

FOR	AGAINST	ABSTAIN
111,922,676	354,398	51,026

No other matters were brought before the Special Meeting and no other votes were held.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: April 27 2023	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer